Exhibit 8(e)

AMENDMENT TO PARTICIPATION AGREEMENT

WHEREAS, Prudential Insurance Company of America (“Company”), a New Jersey Corporation, and Fidelity Distributors Corporation (“Underwriter”), a Massachusetts Corporation, entered into a Participation Agreement effective March 13, 2007, as amended effective March 13, 2007 to include, among other things, each of the following signatories: Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, and Variable Insurance Products Fund IV, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each, a “Fund”) ( both the amendment and the Participation Agreement are hereafter referred to as the “Participation Agreement”);

WHEREAS, the Parties wish to further amend the Participation Agreement to add an additional Contract issued by the Company (“Amendment”);

WHEREAS, capitalized terms used in this Amendment but not defined herein have the meanings assigned to such terms in the Participation Agreement;

NOWTHEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Schedule A-1 is hereby amended to add the following Separate Account:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Discovery Premier Group Variable Contract Account	November 9, 1999	811-09799	Variable Annuity

This Amendment shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

PRUDENTIAL INSURANCE COMPANY OF AMERICA By its authorized officer and not individually,

By: Name: Title: Date:	/s/ Srinivas D. Reddy Srinivas D. Reddy Vice President April 28, 2015

VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV	FIDELITY DISTRIBUTORS CORPORATION

By: Name: Title: Date:	/s/ Joseph Zambello Joseph Zambello Deputy Treasurer 04/30/15	By: Name: Title: Date:	/s/ Robert Bachman Robert Bachman EVP 04/29/15

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